Exhibit 4.1

THE ROYAL BANK OF SCOTLAND PLC
as Issuer,
THE ROYAL BANK OF SCOTLAND N.V.
(f/k/a ABN AMRO BANK N.V.)
as Original Issuer,
and
THE ROYAL BANK OF SCOTLAND GROUP PLC
as Guarantor,
RBS HOLDINGS N.V.
(f/k/a ABN AMRO HOLDING N.V.)
as Original Guarantor,
and
THE BANK OF NEW YORK MELLON
as Trustee
(as successor in business to JPMorgan Chase Bank, N.A., formerly the Chase Manhattan Bank)

SECOND SUPPLEMENTAL INDENTURE to INDENTURE Dated as of November 27, 2000 ABN AMRO BANK N.V., and THE CHASE MANHATTAN BANK

Linklaters LLP 1345 Avenue of the Americas New York, NY 10105

Telephone (+1) 212 903 9000
Facsimile (+1) 212 903 9100

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”) dated as of December 7, 2012, among The Royal Bank of Scotland N.V., a public limited liability company incorporated under the laws of the Netherlands (formerly known as ABN  Amro Bank N.V.) (the “Original Issuer”), The Royal Bank of Scotland plc, a public limited liability company incorporated under the laws of Scotland (the “Issuer”), RBS Holdings, N.V., a public limited liability company incorporated under the laws of the Netherlands (formerly known as ABN Amro Holding N.V.) (the “Original Guarantor”), The Royal Bank of Scotland Group plc, a public limited liability company incorporated under the laws of Scotland (the “Guarantor”), and The Bank of New York Mellon (as successor in business to JPMorgan Chase Bank, N.A., formerly The Chase Manhattan Bank), as trustee (the “Trustee”).

Capitalized terms used herein and not otherwise defined have the meanings assigned to those terms in the Indenture (as defined below), unless the context otherwise requires.

WITNESSETH:

WHEREAS, the Original Issuer and the Original Guarantor have executed and delivered to the Trustee (or its predecessor) an Indenture, dated as of November 27, 2000 (as amended by the First Supplemental Indenture, dated as of September 18, 2003 (the “First Supplemental Indenture”), and as otherwise heretofore amended, supplemented or modified, (the “Indenture”), to provide for the issuance of the Original Issuer’s Securities and the Original Guarantor’s Guarantee;

WHEREAS, Section 9.01 of the Indenture provides that any Person which acquires by sale, lease or conveyance substantially all the assets of the Issuer or the Guarantor (if other than the Issuer or the Guarantor) shall be incorporated under the laws of, among other jurisdictions, a member state of the European Union and shall expressly assume the due and punctual payment of the principal of and interest on all the Securities and Coupons, if any, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by the Issuer or the Guarantor, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such legal entity, and the Issuer, the Guarantor, such Person or such successor legal entity shall not, immediately after such sale, lease or conveyance, be in default in the performance of any such covenant or condition;

WHEREAS, Section 8.01(b) of the Indenture permits the Issuer and the Guarantor to enter into a supplemental indenture to evidence the succession of another corporation to the Issuer or the Guarantor, as the case may be, and the assumption by the successor corporation of the covenants, agreements and obligations of the Issuer or the Guarantor, as the case may be, pursuant to Article 9 of the Indenture (together, the “Indenture Obligations”);

WHEREAS, the Issuer and the Guarantor have furnished the Trustee and the Securities Administrator with an Officer’s Certificate, a Guarantor’s Officer’s Certificate and an Opinion of Counsel pursuant to Section 8.04 of the Indenture stating that this Second Supplemental Indenture executed pursuant to Article 8 of the Indenture complies with the applicable provisions of the Indenture;

WHEREAS, the Original Issuer and the Original Guarantor have requested that the Trustee execute and deliver this Second Supplemental Indenture and all requirements necessary to make this Second Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, have been done and performed, and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects; and

NOW THEREFORE, with respect to the Securities and Guarantee issued under the Indenture prior to, on or after the date hereof, the Original Issuer, Original Guarantor, Issuer, Guarantor and the Trustee mutually covenant and agree as follows:

ARTICLE 1

ASSUMPTION OF INDENTURE OBLIGATIONS AND CONFIRMATION OF GUARANTEE

Section 1.1                      Assumption of Indenture Obligations. Pursuant to Section 9.01 of the Indenture, the Issuer hereby expressly assumes, as of the Effective Date (as defined below), all of the Indenture Obligations.  The Issuer assumes, as of the Effective Date, from the Original Issuer the obligation to make due and punctual payment of the principal of and interest on all the Securities and Coupons, if any, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by the Original Issuer.

Section 1.2                      Confirmation of Guarantee.  The Guarantor expressly assumes, as of the Effective Date, all of the Indenture Obligations of the Original Guarantor. The Guarantor assumes, as of the Effective Date, from the Original Guarantor the obligation to make due and punctual payment of the principal of and interest on all the Securities and Coupons, if any, according to their tenor and in accordance with the terms of the Guarantee, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by the Original Guarantor. The Guarantor further confirms that its Guarantees as Guarantor under the Indenture shall apply to the obligations of the Issuer under the Indenture to the same extent as the Guarantees of the Original Guarantor applied thereto.

Section 1.4                      Notices.  The address to which notifications to the Issuer or the Guarantor by the Trustee or by any Holder shall be sent pursuant to Section 11.04 of the Indenture shall be RBS Gogarburn, P.O. Box 1000, Edinburgh, EH12 1HQ (Attention: Group Secretariat) or at any other address which may be furnished in writing to the Trustee by the Issuer or the Guarantor.

ARTICLE 2

MISCELLANEOUS

Section 2.1                      Relation to Indenture.  This Second Supplemental Indenture constitutes an integral part of the Indenture.

Section 2.2                      Severability.  In case any provision of this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.3                      Headings.  The Article and Section headings of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Second Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 2.4                      Governing Law.  This Second Supplemental Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

Section 2.5                      Counterparts.  This Second Supplemental Indenture may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.  Facsimile, .pdf or other electronic signatures on counterparts of this Second Supplemental Indenture shall be deemed original signatures with all rights accruing thereto.

Section 2.6                      Concerning the Trustee. The Trustee assumes no responsibility for the correctness of the recitals contained herein.  In entering into this Second Supplemental Indenture the Trustee shall be entitled to the benefit of every provision of the Indenture limiting the liability of or affording rights, benefits, protections, immunities or indemnities to the Trustee, as if they were set forth herein mutatis mutandis.

Section 2.7                      Effective Date. This Second Supplemental Indenture shall take effect as of December 10, 2012 (the “Effective Date”) and shall have no effect prior to such date.

 [Signature page follows]

In witness whereof, the parties hereto have caused this Second Supplemental Indenture to be duly executed, all as of the date first above written.

THE ROYAL BANK OF SCOTLAND PLC, as Issuer

By:	/s/ Michael Geslak
Name: Michael Geslak
Title: Authorized Signatory

RBS N.V., as Original Issuer

By:	/s/ Michael Geslak
Name: Michael Geslak
Title: Authorized Signatory

[Signature Page to Second Supplemental Indenture]

THE ROYAL BANK OF SCOTLAND GROUP PLC, as Guarantor
By:	/s/ Michael Geslak
Name: Michael Geslak
Title: Authorized Signatory

RBS HOLDINGS N.V., as Original Guarantor
By:	/s/ Michael Geslak
Name: Michael Geslak
Title: Authorized Signatory

[Signature Page to Second Supplemental Indenture]

THE BANK OF NEW YORK MELLON, not in its individual capacity, but solely as Trustee

By:	/s/ Orla Forrester
Name: Orla Forrester
Title: Vice President

[Signature Page to Second Supplemental Indenture]